EXHIBIT 21
MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT
(as of October 31, 2016)

Name	Percentage Ownership
IDL Worldwide, Inc.	100
Matthews Development, LLC	100
Matthews International Latam Holding Company, LLC	100
The SLN Group, Inc.	100
Kenuohua Matthews Electronic (Beijing) Company, Ltd.	60
Kenuohua Matthews Marking Products (Tianjin) Co., Ltd.	100
Matthews Canada Ltd.	100
Matthews Industries, Inc.	100
Matthews Bronze Pty. Ltd.	100
C. Morello (Australia) Pty Ltd.	100
Matthews International S.p.A.	100
Caggiati Espana S.A.	100
Caggiati France SARL	100
Gem Matthews International s.r.l.	95
Rottenecker-Caggiati GmbH	82
Matthews Packaging Graphics Asia Pte. Ltd.	100
Matthews Resources, Inc.	100
Matthews Swedot AB	100
Matthews Kodiersysteme GmbH	100
The York Group, Inc.	100
York Agency, Inc.	100
Milso Industries Corporation	100
York Casket Development Company, Inc.	100
Matthews Granite Company	100
Matthews Aurora, LLC	100
Aurora Products Group LLC	100
Aurora Casket Company, LLC	100
Aurora Logistics, Inc.	100
Aurora Southern, LLC	100
Aurora E-Business Services, LLC	100
Remembrance Products Group, LLC	100
Aurora Essentials, LLC	100
Aurora Cremation Solutions, LLC	100
Aurora Casket de Mexico S. de R.L. de C.V.	100
Aurora St. Laurent, Inc.	100
Alliance St.-Laurent Corporation	100
Venetian Investment Corporation	100
SGK LLC	100
Schawk Japan Ltd.	100
Schawk Thailand Ltd.	100

Name	Percentage Ownership
Schawk Worldwide Holdings, Inc.	100
Schawk Holdings Inc.	100
Miramar Equipment, Inc.	100
Schawk USA Inc.	100
Kedzie Aircraft, LLC	100
Schawk LLC	100
Schawk de Mexico SRL de CV	100
Schawk Servicios Administrativos, S. de R.L. de CV	100
Schawk Latin America Holdings, LLC	100
Schawk do Brasil Gestao de Marcas Ltda.	100
Schawk Panama Services, S de RL	100
Schawk Digital Solutions, Inc.	100
Seven Worldwide (UK) Limited	100
Seven Seattle, Inc.	100
MATW North America Holding LLC	100
MATW UK Holding LLP	100
Winnetts UK Ltd.	100
MATW U.S. Holding LLC	100
Schawk Wace Group	100
The InTouch Group Limited	100
MATW Holding LLC	100
Matthews Corporation Holding Company (UK) Limited	100
Furnace Construction Cremators Limited	100
Matthews Environmental Solutions Limited	100
Schawk Canada Inc.	100
Protopak Innovations, Inc.	100
Schawk Germany GmbH	100
Desgrippes Gobe Group (Yuan Hosea)	100
Schawk UK Ltd.	100
M3dia Limited	100
Matthews Brands Solutions (UK) Limited	100
PM Colour Limited	100
InTouch Reprographic Limited	100
M3dia Projects Limited	51
Schawk UK Corporate Packaging	100
Schawk UK Holdings Ltd.	100
Schawk Holdings (Gibraltar) Ltd.	100
Schawk (Gibraltar) Ltd.	100
Schawk (Gibraltar) Ltd. Luxembourg SCS	100
Schawk Luxembourg SARL	100
Brandimage Degrippes and LAGA SAS	100
Brandimage Belgique Holding SA	100
Brandimage Desgrippes and LAGA SA	100
Brandmark International Holding B.V.	100
Anthem NL BV	100

Name		Percentage Ownership
	Schawk Imaging Sdn. Bhd.	100
	Schawk Spain S.L.	100
	Schawk Poland Sp z.o.o.	100
	Schawk Belgium BVBA	100
	Schawk Asia Pacific Pte Ltd.	100
	Schawk India Pvt Ltd.	100
	Schawk Holdings Australia Pty Ltd.	100
	Anthem! Design Pty. Limited	100
	Marque Brand Consultants Pty Ltd.	100
	Schawk Australia Pty. Limited	100
	Schawk Hong Kong Ltd.	100
	Desgripes Gobe Group (HK) Ltd.	100
	Desgrippes (Shanghai) Brand Consulting Co Ltd.	100
	Schawk Anthem Shenzhen Co Ltd.	100
	Schawk Imaging (Shanghai) Co.	100
	MATW Netherlands Holding B.V.	100
	Matthews International Holding (Europe) B.V.	100
	Matthews International Netherlands B.V.	100
	Matthews Brand Solutions, S. de R.L. de CV	100
	Saueressig Baski Oncesi Hazirlik Sistemier Sanaji ve Tricarct Amonin Sirketi	100
	Matthews International Brasil Servicos de Marketing e Branding Ltda.	100
	Matthews Europe GmbH & Co. KG	100
	5flow GmbH	100
	Matthews Europe Verwaltungs GmbH	100
	S+T Reprotechnick GmbH	100
	Reproservice Eurodigital GmbH	100
	Repro Busek Druckvorstufentechnick GmbH	100
	Repro Busek Druckvorstufentechnick GmbH & Co. KG	100
	Rudolf Reproflex GmbH	100
	Reproflex GmbH Leipzig	100
	IDL Crack Europe GmbH	100
	Klischeewerkstatt Scholler GmbH	100
	Tact Group Ltd.	100
	Shenzen Jun Ye Design & Production Ltd.	100
	Reproflex Vietnam Limited Company	60
	TWL Nyomdaipari es Kereskedeimi Koriatolt Felelossegu Tarsasag	100
	Matthews International Holding GmbH	100
	Saueressig Geschaftsfuhrungs mbH	100
	Saueressig GmbH & Co. KG	100
	Saueressig Ltd.	61
	Saueressig 000	100
	Saueressig Design Studio GmbH	70
	Saueressig Flexo GmbH & Co KG	100

Name		Percentage Ownership
	Saueressig Flexo Geschaftsfuhrungs GmbH	100
	Saueressig Polska Sp. z.o.o.	67
	Matthews International Corporation Costa Rica S.R.L.	100
	Wetzel Holding AG	100
	Wetzel Service AG	100
	Wetzel GmbH	100
	Wetzel Academy GmbH	100
	Saueressig Polska Sp. z.o.o.	33